UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-
16 OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2011

Commission File Number 1-32895
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Provident Energy Ltd.
(Translation of registrant's name into English)

Suite 2100, 250 – 2nd Street S.W.
Calgary, Alberta, Canada  T2P 0C1
 (Address of principal executive offices)
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Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.
Form 20-F ☐	Form 40-F ☒

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1)  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7)  ☐

On January 1, 2011, Provident Energy Trust (“Provident”) completed a court-approved statutory plan of arrangement (the “Arrangement”) pursuant to which unitholders of Provident exchanged their trust units in Provident for common shares of Provident Energy Ltd. (“PEL”), a corporation formed on the amalgamation of two corporations that immediately prior to the consummation of the Arrangement were wholly-owned subsidiaries of Provident.  PEL has the same assets, liabilities, directors, management and employees that Provident had prior to completion of the Arrangement.  The Arrangement was effected pursuant to Section 193 of the Business Corporations Act (Alberta).  Pursuant to the Arrangement, among other things, each issued and outstanding trust unit of Provident was exchanged for one newly issued common share of PEL.

As part of the Arrangement, PEL assumed all obligations of Provident under the indentures and supplemental indentures, as applicable, governing the terms and conditions of Provident’s three series of convertible debentures outstanding on the effective date of the Arrangement.  Such debentures are now obligations of PEL, and holders of debentures who wish to convert their debentures are entitled to receive common shares of PEL on the same conversion basis as trust units of Provident were previously issuable upon conversion thereof, subject to adjustment in certain events as provided in the applicable indenture.

Also as part of the Arrangement, Provident assigned to PEL its premium distribution, distribution reinvestment and optional unit purchase plan (the “DRIP”) and all associated agreements, including the agreement with the DRIP agent.  PEL has amended and restated the DRIP and all such agreements on substantially similar terms and conditions as the DRIP.  As a result, all participants in the DRIP immediately prior to completion of the Arrangement were deemed to be participants in the amended DRIP without any further action on their part, and holders of PEL common shares may participate in the amended DRIP with respect to any cash dividends declared and paid by PEL on its common shares.

Furthermore, in connection with the Arrangement, Provident’s Unitholder Rights Plan was terminated and replaced by a Shareholder Rights Plan, which is governed by a Shareholder Rights Plan Agreement, dated as of January 1, 2011, between PEL and Computershare Trust Company of Canada, as rights agent.  The new Shareholder Rights Plan contains rights, terms and conditions that are substantially identical to those of Provident’s Unitholder Rights Plan.

The trust units of Provident were registered pursuant to Sections 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon effectiveness of the Arrangement, the PEL common shares were deemed registered under Section 12(b) of the Exchange Act, with PEL deemed to be a successor issuer to Provident pursuant to Rule 12g-3(a) under the Exchange Act.  It is expected that the PEL common shares will be listed on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (the “NYSE”), and will trade on the TSX under the ticker symbol “PVE” and on the NYSE under the ticker symbol “PVX”.  This Form 6-K is being submitted by PEL

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to the Securities and Exchange Commission as notice that PEL is the successor issuer to Provident under Rule 12g-3 under the Exchange Act, as required by Rule 12g-3(f).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 1, 2011.

PROVIDENT ENERGY LTD.

By:	/s/ Douglas Haughey
Name: Douglas Haughey
Title: President and Chief Executive Officer

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